Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACTS:
Robert C. Low	Robert Bannon
Vice President, Finance & CFO	Vice President, Investor Relations
Advancis Pharmaceutical Corp.	Advancis Pharmaceutical Corp.
(301) 944-6690	(301) 944-6710
rlow@advancispharm.com	rbannon@advancispharm.com

Advancis Pharmaceutical to Raise $18 Million Through
Private Placement of Common Equity

GERMANTOWN, Md. – December 11, 2006 – Advancis Pharmaceutical Corporation (NASDAQ: AVNC), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced that it has entered into definitive purchase agreements for the private placement of 6 million shares of common stock, raising $18 million in gross proceeds.

The newly issued shares are priced at $3.00 per share and the transaction is expected to close on or about December 14, 2006. Investors in the offering include existing shareholders and several additional new institutional investors. Pacific Growth Equities, LLC acted as lead placement agent for the transaction and Susquehanna Financial Group, LLLP acted as co-placement agent.

The Company intends to use the proceeds from the financing to prepare for the potential commercial launch of Amoxicillin PULSYS, to continue product development initiatives of its other pulsatile product candidates, and for working capital and general corporate purposes.

The Company also announced that it reached agreement with Merrill Lynch Capital, lender under the Company’s existing credit facility, to effectively waive the applicability of financial covenants relating to revenue and invoiced products for fiscal quarters ending December 31, 2006, and March 31, 2007. Such financial covenants remain unchanged with respect to other periods.

The shares sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares were offered and sold only to institutional and accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the common stock issued in the private placement.

This news release is not an offer to sell or the solicitation of an offer to buy the shares of the Company.

     This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Advancis’ current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Completion of the financing described in this news release is subject to customary closing conditions. If any of the conditions to closing are not satisfied, the closing may not be completed.

     Actual results realized by Advancis could differ materially from forward-looking statements, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company’s financial results and the ability of the Company to (1) reach profitability, (2) prove that the preliminary findings for its product candidates are valid, (3) receive required regulatory approvals, (4) successfully conduct clinical trials in a timely manner with favorable results, (5) establish its competitive position for its products, (6) develop and commercialize products that are superior to existing or newly developed competitor products, (7) develop products without any defects, (8) have sufficient capital resources to fund its operations, (9) protect its intellectual property rights and patents, (10) implement its sales and marketing strategy, (11) successfully attract and retain collaborative partners, (12) successfully commercialize and gain market acceptance for its Keflex products, and (13) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Advancis undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.

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